Exhibit 32.1

CERTIFICATION OF PRESIDENT AND CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SS. 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report (the “Report”) of Digerati Technologies, Inc. (the “Company”) on Form 10-Q for the period ending April 30, 2024, as filed with the Securities and Exchange Commission on the date hereof, I, Craig K. Clement , Chairman of the Board of Directors and Interim Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that,

1)	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	the information in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Craig K. Clement
Chairman of the Board of Directors &
Interim Chief Executive Officer
June 14, 2024